As filed with the Securities and Exchange Commission on March 17, 2026
Registration File No. 333-278860

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
POST-EFFECTIVE AMENDMENT NO. 1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY
(Exact name of registrant as specified in its charter)

Connecticut
(State or jurisdiction of incorporation or organization)

71-0294708
(I.R.S. Employer Identification Number)

One Orange Way, Windsor, Connecticut 06095-4774, 1-800-584-6001
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ian Macleod, Counsel
Security Life Of Denver Insurance Company
As administrator for Voya Retirement Insurance and Annuity Company
1475 Dunwoody Drive , West Chester, PA 19380
(763) 342-9164
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Not applicable
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐
Large accelerated filer ☐Accelerated filer ☐
Non-accelerated filer ☑Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF UNSOLD INTERESTS

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-3 for the Voya Select Multi-Index 5 & 7 Modified Single Premium Deferred Annuity Contracts (the “Contracts”), File No. 333-278860 (the “Registration Statement”), is being filed for the purpose of removing from registration, by means of a post-effective amendment, all registered interests in the Contracts that remain unsold upon effectiveness hereof. The registrant is de-registering the unsold registered interests on the basis that the Contracts are annuity contracts exempt from registration under Section 3(a)(8) of the Securities Act of 1933, as amended, in accordance with the terms of Section 989J of the Dodd Frank Wall Street Reform and Consumer Protection Act. Upon effectiveness of this Amendment, the Registration Statement will be terminated and, in accordance with Item 512(a)(3) of Regulation S-K and the corresponding undertaking made by the registrant under Item 17(a)(3) in Part II of the Registration Statement, all registered interests in the Contracts that remain unsold will be de-registered.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Windsor, State of Connecticut, on this 17th day of March, 2026
VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By:	/s/Amelia J. Vaillancourt
Amelia J. Vaillancourt President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature Title Date
* President and Director March 17, 2026
Amelia J. Vaillancourt (Principal Executive Officer)

* Senior Vice President and Chief Accounting Officer    March 17, 2026
Tony D. Oh (Chief Accounting Officer)

* Senior Vice President and Chief Accounting Officer     March 17, 2026
William T. Bainbridge               (Chief Financial Officer)
* Director March 17, 2026
Youssef A. Blal
* Director March 17, 2026
Jay S. Kaduson
* Director March 17, 2026
Curtis J. Heaser
* Director March 17, 2026
Neha Jha
* Director March 17, 2026
Andrew J. Stocker

By: /s/ Ian Macleod
Ian Macleod *Attorney-in-Fact

* Executed by Ian Macleod on behalf of those indicated pursuant to Powers of Attorney, incorporated by reference to Exhibit 27(p) to Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 filed by Voya Retirement Insurance and Annuity Company on December 10, 2025 (File No. 333-278457) and filed herewith.